Exhibit 5.1

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

July 14, 2023

Northann Corp.

9820 Dino Drive, Suite 110

Elk Grove, CA 95624

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We are acting as special counsel for Northann Corp., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), as initially filed with the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 14, 2023, as amended from time to time, for the proposed sale (the “Offering”) of:

(i)	shares (the “Initial Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”),

(ii)	additional shares of Common Stock in an amount of up to 15% of the Initial Shares sold (together with the Initial Shares, the “Offered Shares”),

(iii)	warrants to purchase shares of Common Stock in an amount equal to 6% of the Offered Shares to be issued to Craft Capital Management LLC (the “Representative”), the representative of the underwriters in connection with the Offering (the “Representative’s Warrants”), and

(iv)	the shares of the Company’s Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

The Offered Shares, the Representative’s Warrants and the Representative’s Warrant Shares are hereby referred to as the “Securities”. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s articles of incorporation (as amended, the “Articles of Incorporation”), (ii) the Company’s bylaws (the “Bylaws”), (iii) the Registration Statement and the prospectus which forms a part of a Registration Statement, including all exhibits filed therewith, (iv) the form of the Underwriting Agreement to be executed in connection with the Offering by and between the Company and the Representative (the “Underwriting Agreement”), and (v) the form of Representative’s Warrants, and we have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

July 14, 2023

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	Issuance of the Offered Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Offered Shares will be validly issued, fully paid and nonassessable.

2.	Issuance of the Representative’s Warrants has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Representative’s Warrants will constitute valid and binding obligations of the Company in accordance with their terms under the laws of the State of New York.

3.	Issuance of the Representative’s Warrant Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the respective Representative’s Warrant, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “United States Federal Income Tax Considerations” and “Legal Matters” in the prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP